UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2015

Diamond Resorts International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2015, Cloobeck Diamond Parent, LLC (“CDP”), DRP Holdco, LLC (“DRPH”) and Best Amigos Partners, LLC (“BAP” and together with CDP and DRPH, collectively, the “Selling Stockholders”) consummated the sale of an aggregate of 6,700,000 shares (the “Firm Shares”) of the common stock, par value $0.01 per share (“Common Stock”), of Diamond Resorts International, Inc. (the “Company”), in an underwritten public offering (the “March 2015 Offering”) as contemplated by the Underwriting Agreement (as defined below) and set forth in a final prospectus supplement dated March 5, 2015, as filed by the Company with the Securities and Exchange Commission (“SEC”), which supplements the prospectus, dated March 2, 2015, contained in the registration statement on Form S-3 (File No. 333-202450) filed by the Company with the SEC on March 2, 2015. The Company did not sell any stock in the offering and did not receive any proceeds from the offering. The Company purchased from the Underwriter (as defined below) 1,515,582 of the Firm Shares sold by the Selling Stockholders in the March 2015 Offering at the price per share at which the underwriter purchased shares from the Selling Stockholders.

In connection with the March 2015 Offering, on March 4, 2015, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Selling Stockholders, the Company and Credit Suisse Securities (USA) LLC, as Representative of the Underwriter named in Schedule B thereto (the “Underwriter”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholders, the Firm Shares at a price per share of $32.99, subject to the terms and conditions of the Underwriting Agreement. The Underwriting Agreement provides the Underwriter with a 30-day option to purchase up to 1,000,772 additional shares (the “Option Shares” and together with the Firm Shares, the “Shares”) of Common Stock from the Selling Stockholders, at the price of $32.99 per share, to cover over-allotments, if any (the “Over-allotment Option”).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities.

Stephen J. Cloobeck, our founder and Chairman, is the sole manager of, and indirectly holds equity interests in, CDP. DRPH is one of the Company’s largest stockholders and has the right to designate individuals to the Company’s board of directors. Lowell D. Kraff, the Company’s Vice Chairman, is the sole manager of BAP. For additional information regarding the Company’s relationships with the Selling Stockholders, see Note 6 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015 and the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2014.

The Underwriter and its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and for its affiliates in the ordinary course of business for which it has received and would receive customary compensation. In particular, the Underwriter acted as a structuring agent and bookrunner in the Company’s 2009, 2011 and 2013 consumer loan securitizations and the Underwriter acted as an initial purchaser in the Company’s 2010 offering of 12% Senior Secured Notes due 2018. Additionally, the Underwriter arranged one of the Company’s conduit facilities in 2008, arranged amendments to one of its conduit facilities in 2009, 2010, 2011, 2013 and 2014 and is the administrative agent and a lender under the Company’s senior credit facility.

The description of the Underwriting Agreement set forth above in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Katten Muchin Rosenman LLP, counsel to the Company, has issued an opinion to the Company, dated March 10, 2015, regarding the Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 4, 2015, among Credit Suisse Securities (USA) LLC as Representative of the several Underwriters listed in Schedule B thereto, Diamond Resorts International, Inc., and the Selling Stockholders listed in Schedule A thereto.

5.1	Opinion of Katten Muchin Rosenman LLP.

23.1	Consent of Katten Muchin Rosenman LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.

March 10, 2015	By:	/s/ Jared T. Finkelstein
	Name:	Jared T. Finkelstein
	Title:	Senior Vice President-General Counsel and Secretary